Exhibit 10.95
Agreement

This Agreement is entered into on February 8, 2007, to be effective as of January 1, 2007, by and between Xfone, Inc. (“Xfone”), Swiftnet Limited (“Swiftnet”), Campbeltown Business, Ltd. (“Campbeltown Business”), and Mr. Abraham Keinan (“Mr. Keinan”).

WHEREAS, reference is made to that certain Agreement dated May 11, 2000, by and between Swiftnet, Mr. Keinan, and Campbeltown Business (the “Consulting Agreement”); and

WHEREAS, reference is made to that certain resolution of the Board of Directors of Xfone, dated April 2, 2002, which provided that if Xfone receives monthly revenues in excess of $485,000 then each of Mr. Keinan and Campbeltown Business shall receive, as a bonus and success fee, 1% of the revenues for each month where Xfone’s revenues reach $485,000, up to a maximum of one million dollars (the “Bonus and Success Fee”); and

WHEREAS, in light of certain resolutions approved and adopted by the Board of Directors of Xfone on December 25, 2006, and February 4, 2007, Xfone and/or Swiftnet and/or Campbeltown Business and/or Mr. Keinan desire to cancel the Bonus and Success Fee, and to terminate the Consulting Agreement, effective as of January 1, 2007.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the parties do hereby agree as follows:

1. Cancellation of the Bonus and Success Fee. Effective January 1, 2007, the Bonus and Success Fee is hereby cancelled, and Campbeltown Business and Mr. Keinan shall have no further right to any percentage of Xfone’s revenues.

2. Termination of the Consulting Agreement. Effective January 1, 2007, the Consulting Agreement is hereby terminated.

3. Execution. This Agreement may be executed simultaneously in multiple counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to accept facsimile signatures as an original signature.

Xfone, Inc.	Swiftnet Limited

By: /s/ Guy Nissenson	By: /s/ Abraham Keinan
Name: Guy Nissenson	Name: Abraham Keinan
Title: President and CEO	Title: Chairman of the Board

Campbeltown Business, Ltd.	Abraham Keinan

By: /s/ Haim Nissenson	/s/ Abraham Keinan
Name: Haim Nissenson
Title: Managing Director